                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 15, 2003



                                 ENDOCARE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-27212                                             33-0618093
(Commission File Number)                       (IRS Employer Identification No.)


                 201 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)


                                 (949) 450-5400
              (Registrant's telephone number, including area code)

ITEM 5.           OTHER EVENTS

SALE OF URODYNAMICS AND URINARY INCONTINENCE PRODUCT LINES

On October 15, 2003, and as previously reported by Endocare, Inc. (the "Company") in a press release dated October 17, 2003, the Company's wholly-owned subsidiary, Timm Medical Technologies, Inc., has sold its urodynamics and urinary incontinence product lines to Redmond, WA-based SRS Medical Corp., a privately-held company. The purchase price of the product lines was approximately $2.7 million, which will be paid over a period of approximately three and one-half years in the form of payments based on the sale of products by SRS. The payments will be secured by a secured promissory note with an interest rate of 7.5 percent on the unpaid balance. Attached hereto as Exhibit
99.1 is a copy of the Agreement of Purchase and Sale. Attached hereto as Exhibit
99.2 is the press release issued by the Company on October 17, 2003 relating to the transaction with SRS Medical Corp.

BIOLIFE SOLUTIONS, INC.

A Delaware Court of Chancery has ruled that the Company must pay Biolife Solutions, Inc., formerly Cryomedical Sciences ("CMS"), $1.6 million to settle a dispute that resulted from the acquisition by the Company of the cryosurgical technology and assets of CMS. The court ruled that the Company failed to register 120,022 shares of stock, issued to CMS as part of the transaction that closed on June 24, 2002, in a timely fashion. The award amount roughly represents the value of the Company's stock at the time it was issued to CMS as consideration for the purchase. The Company may appeal the decision. As a result of the award, a charge of $1.5 million will be recorded in the fourth quarter of 2002.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  99.1 Agreement of Purchase and Sale, dated October 15, 2003 between Timm Medical Technologies, Inc. and SRS Medical Corp. Certain schedules and exhibits referenced in the Agreement of Purchase and Sale have been omitted. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                  99.2     Press Release, dated October 15, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                          ENDOCARE, INC.


                                          By: /S/ KATHERINE GREENBERG
                                              ---------------------------
Date: October 17, 2003                        Katherine Greenberg
                                              Chief Financial Officer

                                  EXHIBIT INDEX



EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

99.1 Agreement of Purchase and Sale, dated October 15, 2003 between Timm Medical Technologies, Inc. and SRS Medical Corp. Certain schedules and exhibits referenced in the Agreement of Purchase and Sale have been omitted. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.



99.2     Press Release, dated October 15, 2003.